UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2012 (May 11, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 11, 2012, American Realty Capital Properties, Inc. (the “Company”) sold 545,454 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”), pursuant to the previously disclosed Securities Purchase Agreement with an unaffiliated third party that is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) for an aggregate purchase price of $6.0 million. After deducting for fees and expenses, the aggregate net proceeds to the Company from the sale of the Preferred Shares were approximately $5.8 million.

The Preferred Shares were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and the Company intends to file a Form D pursuant to Rule 506 of the Securities Act. The shares of common stock to be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure provided above in Item 3.02 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 in its entirety.

On May 11, 2012, the Company filed the Articles Supplementary with the Secretary of State of the State of Maryland, which create and specify the rights of the Preferred Shares, including the terms and conditions on which the Preferred Shares would convert into shares of common stock of the Company. The Preferred Shares are convertible into shares of the Company’s common stock, at the option of the holder of the Preferred Shares, at a conversion price equal to the market value of the common stock, beginning one year after the date of issuance. In addition, the holder of the Preferred Shares is entitled to receive dividends when, as and if authorized and declared by the Company’s board of directors out of funds legally available for that purpose, at the rate per annum equal to seven percent (7%) payable monthly. The Preferred Shares are redeemable by the Company at any time. The Company, at its option, may redeem the Preferred Shares, in whole or in part, at $11.00 per share, subject to the provisions described in the Articles Supplementary.

The Preferred Shares have no voting rights, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Preferred Shares.

The Preferred Shares rank senior to any and all other classes or series of the Company’s capital stock. The Preferred Shares are not transferable without the prior consent of the Company. The Preferred Shares have full ratchet anti-dilution protection and are subject to other adjustments, as more fully described in the Articles Supplementary.

The foregoing description of the Securities Purchase Agreement and the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the full text of each document, each of which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.3	Articles Supplementary of the Company, dated May 10, 2012
10.30	Securities Purchase Agreement, dated as of May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

May 15, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors